EXHIBIT 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Tesco Corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Form 10-Q”) of the Corporation fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 10, 2015	/s/ Fernando R. Assing
Fernando R. Assing President and Chief Executive Officer

Date: August 10, 2015	/s/ Christopher L. Boone
Christopher L. Boone Sr. Vice President and Chief Financial Officer

The foregoing certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.